FS Investment Corp 8-K

Exhibit 99.1

FSIC Reports Second Quarter 2018 Financial Results and

Declares Regular Distribution for Third Quarter

PHILADELPHIA, PA, August 9, 2018 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended June 30, 2018, and that its board of directors has declared its third quarter 2018 regular distribution.

Financial Highlights for the Quarter Ended June 30, 20181

•	Net investment income of $0.19 per share, compared to $0.19 per share for the quarter ended June 30, 2017
•	Adjusted net investment income of $0.19 per share, compared to $0.19 per share for the quarter ended June 30, 2017[2]
•	Total net realized gain of $0.13 per share and total net change in unrealized depreciation of $0.44 per share, compared to a total net realized loss of $0.06 per share and a total net change in unrealized depreciation of $0.05 per share for the quarter ended June 30, 2017
•	Paid cash distributions to stockholders totaling $0.19 per share[3]
•	Total purchases of $240.4 million versus $350.3 million of sales and repayments
•	Net asset value of $8.87 per share, compared to $9.16 per share as of March 31, 2018

“We are pleased with the progress we’ve made since announcing the formation of the partnership between FS Investments and KKR,” said Michael Forman, Chairman and Chief Executive Officer of FSIC.  “Completing the merger with Corporate Capital Trust, efficiently leveraging our new, lower cost revolving credit facility and maintaining a strong origination pipeline will position us well to deliver consistent long-term performance and drive value for our investors.”

Declaration of Regular Distribution for Third Quarter 2018

FSIC’s board of directors has declared a regular cash distribution for the third quarter of $0.19 per share, which will be paid on or about October 2, 2018 to stockholders of record as of the close of business on September 19, 2018.

1

Exhibit 99.1

Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	June 30, 2018	March 31, 2018	June 30, 2017
Total investment income	$95,575	$101,018	$98,695
Net investment income	45,955	50,547	46,460
Net increase (decrease) in net assets resulting from operations	(31,338)	12,925	18,442

Net investment income per share	$0.19	$0.21	$0.19
Adjusted net investment income per share[2]	$0.19	$0.21	$0.19
Total net realized and unrealized gain (loss) per share	$(0.32)	$(0.15)	$(0.11)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.13)	$0.05	$0.08
Stockholder distributions per share[3]	$0.19000	$0.19000	$0.22275
Net asset value per share at period end	$8.87	$9.16	$9.30
Weighted average shares outstanding	242,801,446	245,713,188	245,107,405
Shares outstanding, end of period	240,602,753	245,587,856	245,153,010

(dollar amounts in thousands)	As of June 30, 2018	As of December 31, 2017
Total fair value of investments	$3,626,901	$3,926,234
Total assets	3,882,958	4,104,275
Total stockholders’ equity	2,134,778	2,284,723

Portfolio Highlights as of June 30, 2018

•	Total fair value of investments was $3.6 billion.
•	Core investment strategies[4] represented 99% of the portfolio by fair value as of June 30, 2018, including 90% from direct originations and 9% from opportunistic investments. Broadly syndicated/other investments represented the remaining 1% of the portfolio by fair value.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 11.1%, compared to 10.9% as of March 31, 2018.
•	Total commitments to direct originations (including unfunded commitments) made during the second quarter of 2018 was $163.3 million in 11 companies, 5 of which were existing portfolio companies.
•	Approximately 0.2% of investments were on non-accrual based on fair value.[6]

2

Exhibit 99.1

Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	June 30, 2018	March 31, 2018	June 30, 2017
Purchases	$240,443	$115,990	$298,682
Sales and redemptions	(350,253)	(215,945)	(310,569)
Net portfolio activity	$(109,810)	$(99,955)	$(11,887)

Portfolio Data	As of June 30, 2018	As of December 31, 2017
Total fair value of investments	$3,626,901	$3,926,234
Number of Portfolio Companies	109	100
Average Annual EBITDA of Portfolio Companies	$107,700	$85,700
Weighted Average Purchase Price of Debt Investments (as a % of par)	99.5%	99.5%
% of Investments on Non-Accrual (based on fair value)[6]	0.2%	0.2%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	67%	64%
Senior Secured Loans — Second Lien	4%	5%
Senior Secured Bonds	5%	4%
Subordinated Debt	12%	13%
Collateralized Securities	1%	1%
Equity/Other	11%	13%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	90%	92%
Opportunistic	9%	7%
Broadly Syndicated/Other	1%	1%

Interest Rate Type (based on fair value)
% Variable Rate	69.8%	69.4%
% Fixed Rate	19.6%	17.8%
% Income Producing Equity/Other Investments	2.2%	2.3%
% Non-Income Producing Equity/Other Investments	8.4%	10.5%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	10.2%	9.6%
Gross Portfolio Yield Prior to Leverage — Excluding Non-Income Producing Assets	11.1%	10.5%

3

Exhibit 99.1

Direct Origination Activity

Three Months Ended
(dollar amounts in thousands)	June 30, 2018	March 31, 2018	June 30, 2017
Total Commitments (including unfunded commitments)	$163,261	$79,590	$197,084
Exited Investments (including partial paydowns)	(288,451)	(186,236)	(218,280)
Net Direct Originations	$(125,190)	$(106,646)	$(21,196)

Direct Originations Portfolio Data	As of June 30, 2018	As of December 31, 2017
Total Fair Value of Direct Originations	$3,277,882	$3,606,608
Number of Portfolio Companies	72	75
Average Annual EBITDA of Portfolio Companies	$73,300	$68,600
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	5.6	x	4.9	x
% of Investments on Non-Accrual (based on fair value)[6]	0.2%	—

Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	June 30, 2018	March 31, 2018	June 30, 2017
Senior Secured Loans — First Lien	92%	90%	97%
Senior Secured Loans — Second Lien	—	5%	—
Senior Secured Bonds	—	—	1%
Subordinated Debt	—	1%	—
Collateralized Securities	—	—	—
Equity/Other	8%	4%	2%
Average New Direct Origination Commitment Amount	$14,842	$13,265	$15,160
Weighted Average Maturity for New Direct Originations	7/16/2024	9/15/2023	12/17/2022
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	11.5%	10.9%	9.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	11.5%	10.9%	9.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	10.5%	10.6%	9.9%

Leverage and Liquidity as of June 30, 2018

•	Debt to equity ratio of 77%, based on $1.64 billion in total debt outstanding and stockholders’ equity of $2.13 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 4.64%
•	Cash and foreign currency of approximately $200.8 million and availability under its financing arrangements of $346.2 million, subject to borrowing base and other limitations
•	Twenty-two unfunded debt investments with aggregate unfunded commitments of $127.0 million and one unfunded equity commitment with an unfunded commitment of $112 thousand

4

Exhibit 99.1

Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 10, 2018, to discuss its second quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 472-8671 and using the conference ID 3745405 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSIC is advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestmentcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (“FS/KKR”) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs, including FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

5

Exhibit 99.1

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2018, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions, including the special distribution referenced herein.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Marc Yaklofsky

marc.yaklofsky@fsinvestments.com

FS Investments Media Team

Marc Yaklofsky

media@fsinvestments.com

6

Exhibit 99.1

Income Statement	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Investment income
Interest income	$77,458	$74,928	$152,727	$147,766
Paid-in-kind interest income	8,704	7,588	17,152	14,469
Fee income	2,993	9,546	5,446	29,076
Dividend income	—	—	7,355	—
From non-controlled/affiliated investments:
Interest income	2,223	3,353	3,651	7,037
Paid-in-kind interest income	726	699	3,873	1,305
Fee income	—	2	—	31
From controlled/affiliated investments:
Interest income	1,404	939	2,524	2,441
Paid-in-kind interest income	2,067	1,640	3,865	2,634
Total investment income	95,575	98,695	196,593	204,759
Operating expenses
Management fees	15,313	18,367	33,167	36,734
Subordinated income incentive fees	10,906	11,617	22,905	24,764
Administrative services expenses	742	742	1,476	1,476
Accounting and administrative fees	249	255	503	520
Interest expense	20,782	19,617	40,835	39,056
Directors' fees	274	274	770	545
Other general and administrative expenses	1,579	1,363	3,211	2,614
Total operating expenses	49,845	52,235	102,867	105,709
Management fee waiver	(225)	—	(2,776)	—
Net expenses	49,620	52,235	100,091	105,709
Net investment income	45,955	46,460	96,502	99,050
Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	40,736	(14,147)	36,385	(62,594)
Non-controlled/affiliated investments	(10,083)	—	(10,075)	305
Controlled/affiliated investments	12	—	12	(52,879)
Net realized gain (loss) on foreign currency	36	61	97	184
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(81,473)	(9,458)	(98,974)	119,802
Non-controlled/affiliated investments	(21,073)	(5,602)	(26,603)	(17,930)
Controlled/affiliated investments	(7,986)	4,132	(17,693)	(367)
Net change in unrealized appreciation (depreciation) on secured borrowing	—	—	—	(10)
Net change in unrealized gain (loss) on foreign currency	2,538	(3,004)	1,936	(3,726)
Total net realized and unrealized gain (loss)	(77,293)	(28,018)	(114,915)	(17,215)
Net increase (decrease) in net assets resulting from operations	$(31,338)	$18,442	$(18,413)	$81,835

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.13)	$0.08	$(0.08)	$0.33
Weighted average shares outstanding	242,801,446	245,107,405	244,249,274	244,832,713

7

Exhibit 99.1

Balance Sheet	June 30, 2018
	(Unaudited)	December 31, 2017
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,359,024 and $3,532,517, respectively)	$3,328,444	$3,600,911
Non-controlled/affiliated investments (amortized cost—$196,144 and $197,468, respectively)	202,128	230,055
Controlled/affiliated investments (amortized cost—$105,615 and $86,861, respectively)	96,329	95,268
Total investments, at fair value (amortized cost—$3,660,783 and $3,816,846, respectively)	3,626,901	3,926,234
Cash	194,604	134,932
Foreign currency, at fair value (cost—$6,305 and $3,685, respectively)	6,174	3,810
Receivable for investments sold and repaid	19,552	3,477
Income receivable	32,239	30,668
Deferred financing costs	2,963	3,459
Prepaid expenses and other assets	525	1,695
Total assets	$3,882,958	$4,104,275

Liabilities
Payable for investments purchased	$21,841	$1,978
Credit facilities payable (net of deferred financing costs of $2,624 and $3,179, respectively)	553,656	638,571
Unsecured notes payable (net of deferred financing costs of $1,086 and $1,402, respectively)	1,074,883	1,073,445
Stockholder distributions payable	46,029	46,704
Management fees payable	15,088	15,450
Subordinated income incentive fees payable	10,906	12,871
Administrative services expense payable	684	294
Interest payable	23,210	22,851
Directors' fees payable	261	276
Other accrued expenses and liabilities	1,622	7,112
Total liabilities	1,748,180	1,819,552
Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 240,602,753 and 245,725,416 shares issued and outstanding, respectively	241	246
Capital in excess of par value	2,233,692	2,272,591
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(218,869)	(245,288)
Accumulated undistributed (distributions in excess of) net investment income	147,936	144,062
Net unrealized appreciation (depreciation) on investments and unrealized gain/loss on foreign currency	(28,222)	113,112
Total stockholders' equity	2,134,778	2,284,723
Total liabilities and stockholders' equity	$3,882,958	$4,104,275
Net asset value per share of common stock at period end	$8.87	$9.30

8

Exhibit 99.1

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
GAAP net investment income per share	$0.19	$0.21	$0.19
Plus capital gains incentive fees per share	—	—	—
Plus excise taxes per share	—	—	—
Plus one-time expenses per share	—	—	—
Adjusted net investment income per share[2]	$0.19	$0.21	$0.19

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

4)	See FSIC’s quarterly report on Form 10-Q for the three months ended June 30, 2018 for a description of FSIC’s investment strategies.
5)

Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date. FSIC’s estimated gross portfolio yield may be higher than an investor’s yield on an investment in shares of FSIC’s common stock because it does not reflect sales commissions or charges that may be incurred in connection with the purchase or sale of such shares, or operating expenses that may be incurred by FSIC. FSIC’s estimated gross portfolio yield does not represent an actual investment return to stockholders, is subject to change and, in the future, may be greater or less than the rates set forth herein.

6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the three months ended June 30, 2018 for a description of FSIC’s revenue recognition policy.
9